UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): August 21, 2011

Ciber, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Ciber, Inc. (the “Company”) is filing this Current Report on Form 8-K to report that on December 7, 2012, Tom J.C. van den Berg, formerly the Company’s Executive Vice President-Global Accounts, separated from the Company.

(e)  In addition, the Company is filing employment and confidentiality agreements with Richard A. Genovese and Anthony S. Fogel entered into as of August 21, 2011 and February 14, 2012, respectively.  The Company is also filing Mr. Fogel’s offer letter dated February 14, 2012.

Mr. Genovese is the Company’s Executive Vice President and Chief Operating Officer.  Mr. Genovese’s employment and confidentiality agreement  provides that he is an at will employee and will perform such duties as are assigned by the Company.  The Company will pay Mr. Genovese $380,000.00 per year.  Mr. Genovese agreed that any confidential information he receives during his employment with the Company remains the property of the Company and its clients.  Following Mr. Genovese’s termination of employment, Mr. Genovese will not solicit employees or clients of the Company for a period of one year.

If Mr. Genovese’s employment is terminated by the Company without cause, or by Mr. Genovese for good reason or upon a change of control, Mr. Genovese will receive cash payments, health benefits and accelerated vesting of unvested equity awards, provided Mr. Genovese first executes a separation agreement and legal release.

The foregoing description of Mr. Genovese’s employment and confidentiality agreement is qualified in its entirety by reference to the full text of his employment and confidentiality agreement, a copy of which is filed herewith as Exhibit 99.1 and incorporated by reference.

Mr. Fogel is the Company’s Senior Vice President and Chief Human Resources Officer.  Mr. Fogel’s offer letter and employment and confidentiality agreement (collectively, “Employment Agreement”)  provide that he is an at will employee and will perform such duties as are assigned by the Company.  The Company will pay Mr. Fogel $330,000.00 per year.  He is also eligible to earn target cash incentive compensation on an annual basis of 65% of his annual salary.  Mr. Fogel agreed that any confidential information he receives during his employment with the Company remains the property of the Company and its clients.  Following Mr. Fogel’s termination of employment, Mr. Fogel will not solicit employees or clients of the Company for a period of one year.

If Mr. Fogel’s employment is terminated by the Company without cause, or by Mr. Fogel for good reason or upon a change of control, Mr. Fogel will receive cash payments, health benefits and accelerated vesting of unvested equity awards, provided Mr. Fogel first executes a separation agreement and legal release.

The foregoing description of Mr. Fogel’s Employment Agreement is qualified in its entirety by reference to the full text of his offer letter and employment and confidentiality agreement,  copies of which are filed herewith as Exhibits 99.2 and 99.3, respectively, and incorporated by reference.

Finally, the Company is filing a settlement agreement with Mr. van den Berg dated as of December 7, 2012.

Item 9.01(d). Exhibits.

Exhibit No.	Description
99.1	Employment and Confidentiality Agreement between CIBER, Inc. and Richard A. Genovese dated as of August 21, 2011.
99.2	Offer Letter from CIBER, Inc. to Anthony Fogel dated February 14, 2012.
99.3	Employment and Confidentiality Agreement between CIBER, Inc. and Anthony S. Fogel dated as of February 14, 2012.
99.4	Settlement Agreement between CIBER International B.V. and T.J.C. van den Berg dated as of December 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIBER, INC.

Date: April 5, 2013	By:	/s/ M. Sean Radcliffe
	Name:	M. Sean Radcliffe
	Title:	Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment and Confidentiality Agreement between CIBER, Inc. and Richard A. Genovese dated as of August 21, 2011.
99.2	Offer Letter from CIBER, Inc. to Anthony Fogel dated February 14, 2012.
99.3	Employment and Confidentiality Agreement between CIBER, Inc. and Anthony S. Fogel dated as of February 14, 2012.
99.4	Settlement Agreement between CIBER International B.V. and T.J.C. van den Berg dated as of December 7, 2012.